Exhibit 10.5




                                                     May 8, 2000


Apple Suites, Inc.
306 East Main Street
Richmond, Virginia 23219

Attention:        Mr. Glade M. Knight

                           Re: Agreement of Sale dated November 22, 1999 by and between the undersigned and you (the "Agreement"; capitalized terms not otherwise defined herein have the meanings ascribed to them in the Agreement)
                                    --------------------------------------------

Gentlemen:

                  We hereby agree that the Outside Closing Date shall be extended to May 9, 2000 and, if you or your wholly-owned subsidiary acquires the property located in Malvern, Pennsylvania pursuant to the Agreement of Sale on or before May 9, 2000, the Outside Closing Date shall be further extended to June 30, 2000.

We hereby further agree that, notwithstanding anything to the contrary in (i) the notes (collectively, the "Notes") dated September 20, 1999, October 5, 1999, November 29, 1999 and December 22, 1999 in the aggregate principal amount of $68,569,500 and, if the closing occurs with respect to the property located in Malvern, Pennsylvania pursuant to the Agreement, the $11,616,750 note to be executed in connection therewith or (ii) the Agreement and for so long as no Event of Default exists under the mortgages, deeds of trust, deed to secure debt and like instruments securing the Notes and such new note, Buyer shall be permitted to retain and invest the Net Equity Proceeds that otherwise are required to be paid to Promus to be applied to the payment of principal of the Notes and such new note (the "Retained Amounts"), until such time as the remaining two (2) properties the subject of the Agreement (each, a "Remaining Property" and, collectively, the "Remaining Properties") close, at which time, in the case of the first closing, a portion of the Retained Amounts equal to 25% of the purchase price of the Malvern property shall be applied in respect of such purchase price and, in the case of the last Remaining Property to close, the sum of (a) a portion of the Retained Amounts equal to 25% of the purchase price of such last Remaining Property plus (b) after application pursuant to clause (a), all then remaining Retained Amounts in excess of $1,500,000 or such higher amount as is agreed to by us (such $1,500,000 or higher amount, the "Closing Costs Amount") shall be applied in respect of the purchase price of such Remaining Property; provided, however, that upon the sale of the last Remaining

Property, if the purchase price of such last Remaining Property is paid in full from such Retained Amounts, the balance of any then remaining Retained Amounts in excess of the Closing Costs Amount shall be applied in reduction of the outstanding principal balance of the Notes and such new note and, provided, further, however, that if, on or before May 9, 2000, the property located in Malvern, Pennsylvania has not been purchased by Buyer in accordance with the Agreement or if, on or before June 30, 2000, the property located in Boulder, Colorado has not then been purchased by Buyer in accordance with the Agreement, the "Amortization Amount", as defined in the Notes, shall be due and payable, except that Buyer shall be permitted, subject to the provisions of the immediately succeeding sentence, to retain and invest the Closing Costs Amount, which shall thus not constitute a portion of the Amortization Amount. If the refinancing described in that certain letter agreement of even date herewith between you and Promus Hotels, Inc. occurs on or before September 30, 2000, the Closing Costs Amount shall be applied in respect of closing costs incurred in connection with the closing of such refinancing with any excess applied in reduction of any notes from Buyer then held by us or if such refinancing does not occur on or before September 30, 2000, the Closing Costs Amount shall be applied in reduction of the outstanding principal balance of the Notes and such new notes. Except as expressly set forth herein, the Notes shall continue in full force and effect, binding upon Buyer in favor of Promus.

                  If either or both of the Remaining Properties close, the maturity date of the note or notes executed in connection with the purchase money financing provided by Promus Hotels, Inc. shall be April 28, 2001.

                  If you are in agreement with the foregoing, please sign in the space provided below.

                  This letter agreement may be executed in one or more counterparts, each of which shall be deemed an original. Said counterparts shall constitute but one and the same instrument and shall be binding upon each of the parties hereto individually as fully and completely as if all had signed but one instrument and shall be unaffected by the failure of any party hereto to execute any or all of said counterparts.

                                     Very truly yours,

                                     HAMPTON INNS, INC. , successor-by-
                                     merger to Homewood Suites Equity
                                     Development Corp.


                                     By  /s/  Stevan D. Porter
                                       -----------------------
                                          Name:
                                          Title:



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

                                      PROMUS HOTELS FLORIDA, INC.


                                      By  /s/  Stevan D. Porter
                                        -----------------------
                                           Name:
                                           Title:


                                      PROMUS HOTELS, INC.


                                      By  /s/  Stevan D. Porter
                                        -----------------------
                                           Name:
                                           Title:

Accepted and agreed to this 8th
day of May, 2000.

APPLE SUITES, INC., a
Virginia corporation


By  /s/  Glade M. Knight
   ------------------------------
     Name:  Glade M. Knight
     Title:    Chairman of the Board and President







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